Exhibit 23.1

                       Consent of Independent Auditor

CONSENT OF INDEPENDENT AUDITORS

January 19, 2007

We hereby consent to the inclusion in this Registration Statement on Form SB-2/A for First Corporation of our report dated January 19, 2007, relating to financial statements for the period from inception (December 27, 1995) to September 30, 2006.

/S/ Madsen, & Associates